KPMG LLP
99 High Street
Boston MA 021102371
Telephone 617 988 1000
Fax 617 507 8321
Internet wwwuskpmgcom
KPMG LLP a US limited
liability partnership
is the US
member firm of KPMG
International a Swiss
cooperative
Report of Independent
Registered Public
Accounting Firm
To the Shareholders
and Board of Trustees
of
Federated Stock Trust
In planning and
performing our
audits of the financial
statements of Federated
Stock Trust the
"Fund" as of and for
the year ended October
 31 2007 in accordance
with the standards of the
Public Company Accounting
Oversight Board United
States we considered their
internal
control over financial
reporting including control
activities for safeguarding
securities as a basis
for designing our auditing
procedures for the purpose
of expressing our opinion
on the financial
statements and to comply
with the requirements of
Form NSAR but not for the
purpose of
expressing an opinion
on
the effectiveness of the
Funds internal control
over financial reporting
Accordingly we express no
such opinion
The management of the Funds
is responsible for
establishing and maintaining
effective internal
control over financial
reporting In fulfilling
this responsibility
estimates
and judgments by
management are required
 to assess the expected
benefits and related costs
of controls A
companys internal control
over financial reporting
includes those policies and
procedures that 1
pertain to the maintenance
of records that in reasonable
detail accurately and fairly
reflect the
transactions and dispositions
of the assets of the company
2 provide reasonable assurance
that
transactions are recorded
as
necessary to permit
preparation
of financial statements
in
accordance
with generally accepted
accounting principles and
the receipts and
xpenditures
of the company
are being made only in
accordance with authorizations
of management and directors of
the
company and 3 provide reasonable
assurance regarding prevention or
timely detection of
unauthorized acquisition use or
disposition of the companys assets
that could have a material
effect on the financial
statements
Because of its inherent limitations
internal control over financial
reporting may not prevent or
detect misstatements Also
projections of any evaluation of
effectiveness to future
periods are
subject to the risk that
controls may become inadequate
because of changes in conditions
or that
the degree of compliance
with the policies or procedures
may deteriorate
A deficiency in internal
control
over financial reporting
exists
when the design or operation
 of a
control does not allow
management
or employees in the normal
course of performing their
assigned functions to
prevent or detect misstatements
 on a timely basis A material
weakness is a
control deficiency or
combination of deficiencies in
internal control over financial
reporting
such that there is a reasonable
possibility that a material
misstatement of the Funds
annual or
interim financial statements
will not be prevented or
detected on a timely basis
Our consideration of the
Funds
internal control over financial
reporting was for the limited
purpose described in the first
paragraph and would not
necessarily disclose all
deficiencies in
internal control that might
be
significant deficiencies or
material weaknesses under
standards
established by the Public
 Company Accounting Oversight
 Board United States However
we
noted no deficiencies in the
Funds internal control over
financial reporting and their
operation
including controls for
safeguarding securities that
we consider to be a material
weakness as
defined above as of October
31 2007
This report is intended
solely for the information
and use of management and
the Board of
Trustees of Federated Stock
Trust and the Securities and
Exchange Commission and is
not
intended to be and should not
 be used by anyone other than
 these specified parties
Boston Massachusetts
December 27 2007